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                                                                   EXHIBIT 99.01

                          BERGEN BRUNSWIG CORPORATION
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING OF SHAREOWNERS ON APRIL 22, 1999

The undersigned hereby appoints ROBERT E. MARTINI, DONALD R. RODEN AND CHARLES
J. LEE, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareowners of Bergen Brunswig Corporation to be held on April 22, 1999, and any postponements or adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Joint Proxy Statement/Prospectus, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

      (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

    COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 8 AND AGAINST PROPOSAL 9 BELOW AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE MARK YOUR VOTE AS
INDICATED IN THIS EXAMPLE    [X]

THE BOARD OF DIRECTORS OF BERGEN BRUNSWIG CORPORATION ("BERGEN") RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 8 WHICH ARE PROPOSED BY THE BOARD OF DIRECTORS AND AGAINST PROPOSAL 9 WHICH IS PROPOSED BY A STOCKHOLDER.

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
  1. To approve the issuance of Bergen      2. Election of the Board's nominees for   3. To approve the adoption of an
     Common Stock pursuant to the              Director:                              amendment to the Bergen Restated
     Agreement and Plan of Merger, dated      Nominees: Charles J. Lee, Jose E.          Certificate, to increase the number
     as of January 11, 1999, by and among     Blanco, Sr., George R. Liddle, George      of authorized shares of Bergen Common
     Bergen, Peacock Merger Corp. and         E. Reinhardt, Jr.                          Stock from 200,000,000 to
     PharMerica, Inc.                         For / /  Withhold authority for            300,000,000.
    For / /  Against / /  Abstain / /         all / /                                   For / /  Against / /  Abstain / /
                                            ----------------------------------------
                                               To withhold authority to vote for
                                            individual nomimee(s), write name(s) on
                                                          above line.
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
  4.  To approve the adoption of the        5.  To approve the adoption of the 1999   6. To approve the adoption of the 1999
      Non-Employee Directors' Stock Plan.      Management Stock Incentive Plan.       Deferred Compensation Plan.
     For / /  Against / /  Abstain / /         For / /  Against / /  Abstain / /        For / /  Against / /  Abstain / /

  7.  To approve the adoption of the 1999   8.  To approve the adoption of the 1999   9. To approve the Stockholder Proposal,
     Management Stock Accumulation Plan.    Employee Stock Purchase Plan.             which requests that the Board of
     For / /  Against / /  Abstain / /         For / /  Against / /  Abstain / /         Directors redeem the Bergen Rights
                                                                                         Agreement.
                                                                                        For / /  Against / /  Abstain / /

  10. In their discretion, to vote upon
      such business as may properly come
      before the Annual Meeting.
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                                             Please sign exactly as your name
                                             appears hereon. Give full title if
                                             an Attorney, Executor,
                                             Administrator, Trustee, Guardian,
                                             etc. For an account in the name of
                                             two or more persons, each should
                                             sign. If a corporation, please sign
                                             in full corporate name by President
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.
                                             Dated: _________________, 1999

                                             -----------------------------------
                                                          (Signed)

                                             -----------------------------------
                                                          (Signed)

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
PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS      VOTES MUST BE INDICATED
MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.                              (X) IN BLACK OR BLUE INK.
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